Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Catherine M. Biffignani

Vice President, Investor Relations

314-645-6600

K-V PHARMACEUTICAL SECURES FINANCING COMMITMENTS ESTABLISHING PATH FORWARD FOR SPECIALTY PHARMACEUTICAL BUSINESS

Board of Directors Announces Permanent Chief Executive Officer

Company Announces Resignation of Marc S. Hermelin from Board

November 17, 2010, St. Louis, MO. – K-V Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has entered into an agreement with US Healthcare I, L.L.C. and US Healthcare II, L.L. C. (together, the “Lenders”) affiliates of New York-based Centerbridge Partners, L.P (“Centerbridge”) for a senior secured debt financing package of up to $120 million consisting of (1) a fully funded $60 million term loan (the “Bridge Loan”) that will retire the previously announced $20 million loan provided by the Lenders and provide for general corporate and working capital purposes and (2) a commitment to provide a multi-draw term loan up to an aggregate principal amount of $120 million consisting of three tranches that will be available to the Company for purposes that include the retiring of the Bridge Loan, following its satisfaction of certain conditions, including the pending approval of Gestiva™ which has an U.S. Food and Drug Administration action date of January 13, 2011.

Under the terms of the Bridge Loan agreement, the Company will pay interest at an annual rate of 16.5% (5% of which shall be payable in kind) with a maturity date of March 2013. The Company has furnished as collateral substantially all assets of the Company to secure the loan. The Bridge Loan is guaranteed by certain of the Company’s domestic subsidiaries and the guarantors furnished as collateral substantially all of their assets to secure the guarantee obligations.

In addition, the Company issued a stock warrant to the Lenders that grants them rights to purchase up to 9,900,000 shares of the Company’s Class A Common Stock, par value $.01 per share (the “Initial Warrant”). Upon the completion of a 10-day notice period to stockholders, the Company will issue a second stock warrant that grants the right to purchase up to 2,687,511 shares of the Company’s Class A Common Stock, par value $.01 per share (the “Second Warrant,” and together with the Initial Warrant, the “Warrants”). All warrants issued will have an exercise price of $1.62 per share. Jefferies & Co advised the Company on the above transaction.

Board Appoints Experienced Veteran to CEO Post

The Board of Directors also announced today that it has appointed Greg Divis as the permanent Chief Executive Officer of the Company. Mr. Divis has served as the Company’s Interim CEO since June 10, 2010, and will continue to serve as President of Ther-Rx Corporation, the branded pharmaceutical subsidiary of the Company. For over 20 years, Mr. Divis has served in commercial and general management leadership roles with pharmaceutical companies such as Schering-Plough Corporation and Sanofi-Aventis. This included direct responsibility for entire country operations in the UK and Ireland, extensive business development experience, and significant commercial leadership experience for large multi-national corporations.

Mr. Joseph Lehrer, lead director of the Company’s Board, stated, “Since taking over as the Company’s interim chief executive officer, Greg has demonstrated exceptional leadership skills and vast knowledge of the pharmaceutical industry. Greg is guiding this organization through an important time in its recovery. The Board, management and all of the Company’s employees recognize Greg’s leadership skills, and we look forward to working with Greg and the rest of the Company’s management in achieving success for our employees, customers and shareholders.”

A Focused Future for K-V in Branded Specialty Pharmaceuticals

In conjunction with the Company’s securing its funding with affiliates of Centerbridge, K-V has made the strategic decision largely to tie its future to the development and commercialization of branded specialty pharmaceuticals. The company is working with third party consultants and the U.S. Food & Drug Administration (FDA) to obtain approval to resume shipping of key women’s healthcare branded products, including Clindesse® and Gynazole-1®, and is also preparing for the potential approval of Gestiva™ later this fiscal year.

Mr. Divis stated, “This additional funding will provide a critical bridge for K-V executing its strategic direction. This includes our commitment to compliance and quality in all that we do, solidifying the improved processes already in place and investing our resources behind our greatest opportunities. Our employees have put K-V back on a clear path to successful commercialization of quality branded prescription pharmaceutical products, with a near-term focus that leverages our historical strengths in specialty therapeutic areas such as women’s health.”

As the Company also continues to move forward in working toward the approval of additional generic products for re-launch, it has retained Jefferies & Company, Inc. to lead a process to evaluate strategic alternatives for its Generic Business, Nesher Pharmaceuticals, Inc. Nesher has the rights to a portfolio of generic drug products that have historically held leadership positions within their targeted therapeutic categories and is currently in the midst of launching its potassium chloride extended release capsules.

Mr. Divis continued, “The agreement between K-V and the Lenders is a true partnership with aligned interests and a common goal of returning the Company to growth and profitability through focusing on our expertise in the branded marketplace. We look forward to working closely with Centerbridge to accomplish both near-term milestones and to creating long-term value for our shareholders.”

Marc S. Hermelin Resigns from Board of Directors

In other matters, the Board of Directors announced today that Mr. Marc S. Hermelin has resigned as a Board Member.

As previously reported by the Company in its Securities and Exchange Commission filings, “if a director of our Company, or a shareholder with an ownership interest of five percent or more, is excluded from participation in federal or state health care programs, then the Department of Health and Human Services, Office of Inspector General (“HHS OIG”) has discretionary authority also to exclude the Company from such participation.” The Company further disclosed in its earlier SEC filings that it had confirmed, through counsel, that Mr. Hermelin had received correspondence from HHS OIG regarding his potential exclusion.

The Company has been advised that HHS OIG recently notified Mr. Hermelin that he will be excluded effective November 18, 2010. In an effort to avoid adverse consequences to the Company, including a discretionary exclusion of the Company, and to enable the Company to secure its expanded financial agreement with the Lenders, Mr. Hermelin has voluntarily resigned his position on the Company’s Board of Directors effective November 10, 2010. Mr. Hermelin has also resigned as trustee of all family trusts that hold K-V stock and has agreed to divest his personal ownership interests in the company’s Class A Common and Class B Common stock (approximately 1.8 million shares) over an agreed upon period of time in accordance with a divestiture plan and schedule approved by HHS OIG as part of a broader and recently executed settlement agreement (the “Settlement Agreement”) by and among HHS OIG, Mr. Hermelin, his wife, and the Company. The Settlement Agreement required Mr. Hermelin to promptly divest himself of all control (i.e., voting) interests in the Company.

As long as the parties comply with the Settlement Agreement, HHS OIG will not exercise its discretionary authority to exclude the Company from participation in federal health care programs, thereby allowing the Company and its subsidiaries (with the single exception of ETHEX Corporation) to continue to conduct business through all federal and state healthcare programs.

In addition, in a separate Divestiture Agreement with HHS OIG, the Company agreed to dissolve ETHEX Corporation (a wholly-owned subsidiary) under Missouri law, and dispose of its remaining assets and resolve its liabilities consistent with Missouri law. As previously reported, ETHEX was at risk of exclusion by HHS OIG. In exchange for the dissolution of ETHEX and the disposal of its remaining assets by April 28, 2011, and its liabilities over the additional period of time provided by Missouri law, HHS OIG agreed not to exclude ETHEX.

As a result of Mr. Hermelin’s resignation and the two agreements with HHS OIG, the Company believes it has resolved its remaining issues with respect to HHS OIG and is positioned to continue to participate in Federal health care programs now and in the future.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded prescription products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This press releases contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations, future results and prospects of the Registrant. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Registrant provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;

(2)	the terms of our recently executed secured loan agreement could have an adverse effect on us if we are not able to refinance it or repay it at maturity on March 20, 2013, or earlier if we experience an event of default and such terms contain numerous affirmative and negative covenants and conditions that must be met in order to avoid default and/or to qualify for additional loan tranches, and there are substantial risks of triggering defaults with respect to such covenants and/or the occurrence of conditions that would preclude the Company from being able to draw down additional loan tranches, which could materially adversely impact the Company, lead to foreclosure on the Company assets acting as collateral for the loan agreement, and adversely affect the Company’s ability to operate;

(3)	the consent decree between the Registrant and the FDA and the Registrant’s suspension of the production and shipment of all of the products that it manufactures (other than the Potassium Chloride products that are the subject of the FDA letter received September 8, 2010) and the related nationwide recall affecting all of the other products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Background – Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-Q;

(4)	the plea agreement between the Registrant and the U.S. Department of Justice and the Registrant’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20 – “Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(5)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(6)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

(7)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals, including with respect to Gestiva™, as well as the number of preterm births for which Gestiva™ may be prescribed, its safety profile and side effects profile;

(8)	acceptance of and demand for the Registrant’s new pharmaceutical products or current products upon their return to the marketplace;

(9)	new product development and launch, including the possibility that any product launch may be delayed;

(10)	the availability of raw materials and/or products manufactured for the Registrant under contract manufacturing agreements with third parties;

(11)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations;

(12)	fluctuations in revenues;

(13)	the difficulty of predicting the pattern of inventory movements by the Registrant’s customers;

(14)	the impact of competitive response to the Registrant’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Registrant and its subsidiaries and including competitive pricing changes;

(15)	risks that the Registrant may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Registrant or its subsidiaries including without limitation the litigation and claims referred to in Note 18 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Registrant;

(16)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(17)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(18)	failure to supply claims by certain of the Registrant’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Registrant of its products, the Registrant should compensate such customers for any additional costs they allegedly incurred for procuring products the Registrant did not supply;

(19)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;

(20)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Registrant and certain individuals, as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(21)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;

(22)	the informal inquiry initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries, of the Notes to the Consolidated Financial Statements” in the Form 10-Q;

(23)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(24)	delays in returning, or failure to return, certain or many of the Registrant’s approved products to the market, including loss of market share as a result of the suspension of shipments, and related costs;

(25)	the ability to sell or license certain assets, and the terms of such transactions;

(26)	the possibility that default on one type or class of the Registrant’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness;

(27)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Registrant’s bonds or to adverse actions by government agencies or our auditors;

(28)	the risk that even though the price and 30-day average price of the Registrant’s Class A common stock and Class B common stock satisfies the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, the Registrant can provide no assurance that they will remain at such levels thereafter;

(29)	the risk that BDO will be unable to complete the audit of the Company’s financial statements to be included in its annual report for its fiscal year ended March 31, 2010 in order for the Company to meet the extension period granted by the New York Stock Exchange to comply with their listing standards and the subsequent risk that the inability to complete the Form-10-Q’s for fiscal year 2011 on a timely basis could impact the timely filing of the fiscal year 2011 Form 10-K.

(30)	the risks detailed from time-to-time in the Registrant’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Registrant’s forward-looking statements. Because the factors referred to above, as well as the statements included elsewhere in this report and in the exhibits hereto, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the company or on the Registrant’s behalf, you should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to the Registrant are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and referred to in Part II, Item 1A – “Risk Factors” in the Form 10-Q, as supplemented by the Registrant’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Registrant is under no obligation to update any of the forward-looking statements after the date of this report.

New factors emerge from time-to-time, and it is not possible for the Registrant to predict which factors will arise, when they will arise and/or their effects. In addition, the Registrant cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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